EXHIBIT 99.1 Press Release dated May 7, 2009
Alseres Shares Begin Trading on the Pink Sheets OTC Market
Hopkinton, MA —May 7, 2009 — Alseres Pharmaceuticals, Inc. (NASDAQ: ALSE; Alseres) announced today that effective on Friday, May 8, 2009 trading in its shares on the NASDAQ Capital Market will be suspended. Effective at the same time, Alseres common stock will be available for quotation on the Pink Sheets under the ticker ALSE. Alseres will also seek to have its common stock traded on the OTC bulletin board.
“Given the ongoing financial crisis and limited access to capital for small cap companies, maintaining our listing on NASDAQ has required more and more of our resources, both financially and in terms of management focus,” said Peter Savas, CEO of Alseres. “After careful consideration of the requirements of the NASDAQ appeal process, our board and management decided not to pursue an appeal to the delisting notification received by Alseres on April 9, 2009 because Alseres believes that an appeal will ultimately be unsuccessful. Further, the costs and burdens of compliance with the NASDAQ Marketplace Rules pending such an appeal could work to inhibit the company’s ability to complete the financing necessary to fund its development efforts and ongoing operations. We are seeking a listing on the OTCBB, which we believe will provide a reasonable trading market for our shares. In the interim, our common stock will be quoted on the Pink Sheets OTC market.”
About the Pink OTC Markets, Inc. and the OTC Bulletin Board (OTCBB)
The Pink OTC Markets, Inc. and the OTCBB (the “Markets”) are regulated quotation services that display real-time quotes, last-sale prices and volume information in OTC equity securities. An OTC equity security generally is any equity that is not listed or traded on a national securities exchange. National, regional and foreign equity issues, warrants, units, American Depositary Receipts (ADRs) and Direct Participation Programs are all eligible for trading on the Markets. More information is available at http://www.otcbb.com and http://www.pinksheets.com.
About Alseres Pharmaceuticals, Inc.
Alseres Pharmaceuticals, Inc. (ALSE) is engaged in the development of diagnostic and therapeutic products primarily for disorders in the central nervous system (CNS). The Company has a robust molecular imaging development program targeting diagnosis of Parkinsonian Syndromes and potentially dementia. The Company’s lead molecular imaging product candidate is Altropane which is in Phase III clinical trials for the diagnosis of Parkinsonian Syndromes including Parkinson’s disease. The Company maintains a world-class intellectual property position in the field of regenerative therapeutics. Cethrin, a recombinant-protein-based drug designed to promote nerve repair after acute spinal cord injury, demonstrated positive interim results in a Phase I/IIa clinical trial. The Company’s research and pre-clinical programs include, Inosine for the treatment of spinal cord injury and stroke, Oncomodulin for the treatment of ocular injury and disease and research programs directed at a number of regenerative therapies including bone repair.

Forward-Looking Statements
The foregoing release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Alseres’ future expectations, beliefs, intentions, goals, strategies, plans or prospects regarding the future, including the Company’s ability to obtain financing, the development and commercialization of Altropane and Cethrin, the prospects of the Company’s CNS and regenerative therapeutics programs, the Company’s strategies to develop and commercialize axon regeneration technologies and the breadth of the Company’s technologies and intellectual property portfolio. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by Alseres from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Alseres is providing the information in this press release as of this date and assumes no obligations to update the information in this press release.
Alseres, Cethrin and Altropane are registered trademarks of Alseres Pharmaceuticals, Inc.
Contact:
Ken Rice - 508-497-2360 ext. 226
Alseres Pharmaceuticals, Inc.
krice@alseres.com
SOURCE: Alseres Pharmaceuticals, Inc.
http://www.alseres.com/